As filed with the Securities and Exchange Commission on September 19, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

under

The Securities Act of 1933

KRYSTAL BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	81-0930882
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2100 Wharton Street, Suite 701

Pittsburgh, Pennsylvania 15203

(412) 586-5830

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Krish S. Krishnan

Chief Executive Officer

2100 Wharton Street, Suite 701

Pittsburgh, Pennsylvania 15203

(412) 586-5830

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John W. Campbell III Emiko Kurotsu Katherine A. Shaia Morrison & Foerster LLP 425 Market Street San Francisco, California 94105 (415) 268-7000	Michael D. Maline Seo Salimi Goodwin Procter LLP 620 Eighth Avenue New York, New York 10018 (212) 813-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-220085)

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.00001 per share	$7,590,000	$880

(1)	Based on the public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $37,950,000 on a Registration Statement on Form S-1 (File No. 333-220085) which was declared effective on September 19, 2017. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $7,590,000 is hereby registered, which includes shares issuable upon exercise of the underwriters’ option to purchase additional shares and does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-220085).
(2)	Pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of registering an increase in the proposed maximum aggregate offering price of $45,540,000, including the underwriter’s over-allotment option. The contents of the Registration Statement on Form S-1 (Reg. No. 333-220085) filed by Krystal Biotech, Inc. on August 21, 2017, as amended, and declared effective by the Securities and Exchange Commission on September 19, 2017, including all amendments and exhibits thereto and all information incorporated by reference therein, are incorporated herein by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Mayer Hoffman McCann P.C., independent registered public accounting firm

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the registrant’s Registration Statement on Form S-1 (File No. 333-220085)).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on September 19, 2017.

KRYSTAL BIOTECH, INC.

By:	/s/ Krish S. Krishnan
Krish S. Krishnan President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below:

Signature	Title	Date

/s/ Krish S. Krishnan Krish S. Krishnan	President and Chief Executive Officer and Director (Principal Executive Officer)	September 19, 2017

/s/ Michael C. Sheahan Michael C. Sheahan, CPA	Interim Chief Financial Officer (Principal Financial Officer)	September 19, 2017

/s/ Suma M. Krishnan Suma M. Krishnan	Chief Operating Officer and Director	September 19, 2017

* Daniel S. Janney	Director	September 19, 2017

* R. Douglas Norby	Director	September 19, 2017

* Dino A. Rossi	Director	September 19, 2017

Kirti Ganorkar	Director	September 19, 2017

*By	/s/ Krish S. Krishnan
Krish S. Krishnan As Attorney-In-Fact